UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2020

AKERNA CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39096	83-2242651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1630 Welton St., Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 932-6537

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KERN	NASDAQ Capital Market
Warrants to purchase one share of Common Stock	KERNW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Explanatory Note: Akerna Corp. files this amendment to its original Current Report on Form 8-K as filed with the Commission on January 22, 2020, to reflect the determination by the Company that the acquisition transaction described in the original Form 8-K was a material acquisition which should have been reported under Item 2.01 instead of Item 8.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 15, 2020, Akerna Corp., a Delaware corporation (the “Company”) closed on a Stock Purchase Agreement (the “Agreement”) previously entered into with substantially all of the shareholders of Solo Sciences, Inc., a Delaware corporation (“Solo”), pursuant to which the Company acquired all right, title and interest in 80.40% of the issued and outstanding capital stock of Solo (calculated on a fully diluted basis), free and clear of all liens. The Agreement was previously described in and filed with the Company’s Current Report on Form 8-K, filed with the Commission on November 26, 2019.

The initial consideration amount under the Agreement was 1,950,000 shares of the common stock of Akerna, less 570,000 shares of the common stock of Akerna to be held in escrow as follows: (a) 375,000 are to be held and sold to cover costs of the Solo shareholders under a related intellectual property purchase agreement, to be completed within 12 months of the closing date, with any remaining shares to be released to the Solo shareholders; and (b) 195,000 shares to be held to cover any indemnity payment to certain Akerna parties under the indemnity provisions in the Agreement. This initial consideration may be subject to an adjustment for final working capital acquired no later than 120 days following the closing date. The Akerna shares were issued in exchange for the shares of Solo held by the Solo shareholders pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Rule 506(b) of Regulation D thereunder, such exemption being available based on the representations of the Solo shareholders.

The Company has an option to acquire the remaining minority stake in Solo during the 12 months following the close in either cash or shares (the “Company Option”) in an amount equal to either (a) if Akerna shares are trading at an amount less than or equal to $16.00 per share, the greater of (i) 800,000 Akerna shares or (ii) the difference between the number of Akerna shares worth $20,000,000 valued at market price and 1,950,000 Akerna shares, or (b) if Akerna shares are trading at more than $16.00 per share, the number of Akerna shares equal to the (A) difference between (i) the product of the market price and 1,950,000 Akerna shares and (ii) $44,000,000, divided by (B) the market price.

If the Company Option expires unexercised, Solo has a three-month option to acquire between 40% and 55% of Solo back from the Company in cash.

The Company also agreed to pay fees to the legacy Solo shareholders equal to the lesser of (i) $0.01 per Solo Tag and Solo Code sold or (ii) 7% of net revenue. The fees will be paid annually until the earlier of: (1) the Company’s shares trading above $12 per share for consecutive 20 days in a 30-day period; (b) the Company no longer owning a majority stake in Solo; or (c) the expiration of the patents related to Solo Tag and Solo Code, which is December 1, 2029.

Ashesh C. Shah, one of the shareholder representatives of the Solo shareholders in the transaction, is a former director of Akerna. Mr. Shah resigned as a director of Akerna on November 24, 2019, prior to the approval of the transactions in the Agreement by the board of Akerna on November 25, 2019.

The description of the Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement. A copy of the Agreement is incorporated herein by reference. Pursuant to the Agreement, each of the Company, Solo and the Shareholder Representatives made customary representations, warranties and covenants. The representations, warranties and covenants were made by the parties to, and solely for the benefit of, each other and any expressly intended third party beneficiaries in the context of all of the terms and conditions of the Agreement and in the context of the specific relationship between the parties. Accordingly, investors and shareholders should not rely on such representations, warranties and covenants.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth under Item 2.01 of this Current Report is hereby incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements.

It is impracticable to provide the required financial statements at this time. The Company hereby confirms that such financial statements, to the extent required, will be filed as an amendment to this Current Report as soon as they are available.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(d) Exhibits

No.	Description
10.1	Stock Purchase Agreement, dated November 25, 2019 (incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K filed on November 26, 2019 (File No. 001-39096)).
99.1	Press Release, dated January 21, 2020, relating to the Closing (incorporated by reference to Exhibit 99.1 to the registrant’s Form 8-K filed on January 22, 2020 (File No. 001-39096)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 13, 2020	AKERNA CORP.

	By:	/s/ Jessica Billingsley
Name: Jessica Billingsley Title: Chief Executive Officer

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